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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements No. 033-54959 and 033-60005 of Longs Drug Stores Corporation on Form S-8 of our report dated March 1, 2002, appearing in the Annual Report on Form 10-K of Longs Drug Stores Corporation for the fiscal year ended January 31, 2002.

San Francisco, California
April 17, 2002

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  EXHIBIT 23